APPENDIX A
DLP POSITIVE FIXED RETURNS FUND LLC
SUBSCRIPTION AGREEMENT

 This Subscription Agreement (the "Agreement" or the "Subscription Agreement") is between DLP Positive Fixed Returns Fund LLC, a Delaware limited liability company (the "Fund"), and the undersigned (referred to herein as "you", the "Subscriber", or the "Note Holder," except that in the case of a subscription for the account of one or more trusts or other entities, "you", the "Subscriber," or the "Note Holder" will refer to the trustee, fiduciary, or representative making the investment decision and executing this Agreement, of the trust or other entity, or both, as appropriate). The Fund and you hereby agree as follows:

1. Definitions.

 All capitalized terms used but not defined in this Subscription Agreement have the meanings given to them in the Preliminary Offering Circular dated February 20, 2018 (together with any amendments and supplements thereto, the "Offering Circular") and the Fund's Operating Agreement dated March 6, 2017, as amended from time to time (the "Operating Agreement"), and all other documents that the Manager determines in its sole discretion to be necessary or desirable to be executed in connection with the Note Holder's investment, the "Documents"). The Documents, each and all, form the necessary documents for a purchase of a Note. The Note Holder shall execute and deliver to the Manager each and every Document required by the Manager to affect a purchase of a Note.

2. Purchase and Consideration.

 The Note Holder hereby contracts to purchase a Note or Notes in the Principal amount set forth on Note Holder's signature page attached hereto. By signing this Subscription Agreement, the Note Holder agrees to be bound by the terms and conditions of the Note as set forth therein. Each Subscription Agreement between the Fund and each respective Note Holder is a separate agreement, and the sale of each Note to each Note Holder is a separate sale.

3. Closing Procedures.

 3.1 Tender; Acceptance. Note Holder shall tender Note Holder's signed Documents, along with payment in full of the amount indicated in those Documents, to the Fund. The Manager will determine whether to accept or reject the Note Holder's subscription on behalf of the Fund, in the Manager's sole discretion. The Fund will hold the tendered documents and consideration pending the Fund's review of such documents and determination of whether to accept or reject the Note Holder's subscription. If the Fund does not accept the Note Holder's subscription, then the Fund will so inform the Note Holder, and return Note Holder's funds.

 3.2 Treatment of Funds Prior to Closing. Upon receipt of the Note Holder's funds, the Fund will immediately deposit those funds into its holding account (the "Subscription Account"), the date of which deposit shall be the "Deposit Date." Note Holder's purchase of a Note will only become effective as of the date (the "Transfer Date") upon which the Fund accepts the Note Holder's subscription and transfers the Note Holder's funds into its Operating Account (the "Operating Account"). On the Transfer Date, the Fund will be obligated to transfer all the Note Holder's funds then in the Subscription Account into the Operating Account. Note Holder's funds earn no interest while held in the Subscription Account. Promptly following the Transfer Date, the Fund will provide the Note Holder with counter-executed Documents, all of which, including the Promissory Note, will be dated as of the Transfer Date. A Note Holder's obligation to purchase a Note in the full amount indicated in the Note Holder's subscription Documents and delivered to the Fund shall be irrevocable until 30 days after the Deposit Date. You acknowledge that you will not be a Note Holder until the Transfer Date.

 If the Fund has not transferred the Note Holder's funds to its Operating Account within 30 days after the Deposit Date, the Fund shall inform the Note Holder, in writing, that it has not done so, and the Note Holder shall have 10 days to decide to either leave the money with the Fund in its Subscription Account or to have the Fund return the funds from the Subscription Account to the Note Holder. If a Note Holder chooses the reimbursement option, the Note Holder shall have no further right or obligation to use these funds to purchase a Note. If a Note Holder chooses to leave the remaining funds in the Subscription Account, the Note Holder's obligation to utilize such funds to purchase a Note (and the Company's right to transfer the funds to its Operating Account) shall once again be irrevocable for a period of 30 days, and the remaining funds shall again be treated for the next 30 days as detailed in this section. The Fund may refund amounts in the Subscription Account at any time in the Manager's sole discretion.

 3.3 Closing of Note Purchases. Closing of purchases of the Notes shall occur upon the Transfer Date, with the close of each such sale being referred to as a Closing.

 3.4 Conditions to Closing. Prior to Closing, you must deliver any Documents requested or required by the Manager. Closing will be effective upon the Fund's (i) acceptance of this Agreement by its countersignature on the signature page, and (ii) having deposited in the U.S. Mail, or overnight delivery service, the following items for delivery to Note Holder:
  (a) A signed original Note executed by the Fund as of the Transfer Date; and

  (b) A copy of this Subscription Agreement fully executed by the Fund as to the Note Holder; and

  (C) A signed copy of the Intercreditor Security Agreement.

 The Fund will deliver copies of the Note Holder's fully executed Documents to each Note Holder promptly upon the Closing of such Note Holder's purchase of a Note.

4. Termination of Offering. The Offering shall terminate on the date selected by the Manager in its sole discretion.

5. Minimum Investment. Each Note Holder must purchase a Note with a minimum Principal amount of $50,000 unless the Manager grants the Note Holder a waiver in the Manager's sole discretion.

6. Representations of the Fund. The Fund represents and warrants to each Note Holder as set forth below in this Section 6. All such representations and warranties to each Note Holder are as of the date of the applicable Closing as to such Note Holder, except as otherwise indicated:

 6.1 Corporate Existence and Power. The Fund is a limited liability company duly organized and validly existing under the laws of the State of Delaware; and the Fund has full corporate power and authority to transact the business in which it is engaged, and full power, authority, and legal right to enter into this Agreement and to incur and perform its obligations hereunder.

 6.2 Authority, No Contravention, Valid Issuance. The making and performance by the Fund of this Agreement, and the issuance of the Notes (i) have been duly authorized, (ii) and to the Fund's and the Manager's actual, current knowledge do not and will not violate any provision of any applicable law, rule, regulation, or order of any court, regulatory commission, board, or other administrative agency, or any provision of the Fund's Certificate Formation, as may be amended and/or restated, or Operating Agreement, as may be amended or restated, and, (iii) except for the terms and provisions of any senior Credit Facility, do not and will not result in the breach of, or constitute a default or require any consent under (except to the extent such consent has been received), or result in the creation of any lien upon any properties or assets of the Fund pursuant to any other indenture, bank, or other credit agreement, mortgage, or other agreement or instrument to which the Fund is a party, or by which it or any of its properties may be bound or affected.

 6.3 Binding Obligations. This Agreement has been duly executed and delivered by the Fund and constitutes the legal, valid, and binding obligation of the Fund, enforceable in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally).

 6.4 Approvals. To the Fund's actual and current knowledge, no authorization, consent, license, or approval of, or filing (except for filings with the appropriate office of states as may be required by securities laws of the Note Holder's state of residence, or with the SEC if and as required by federal securities laws) or registration with, or notification to, any governmental body or regulatory or supervisory authority is required for the execution, delivery, or performance by the Fund of this Agreement.

7. Event of Default; Remedies. Events of Default under the Note and the remedies therefore are described in the Note.

8. Representations of Note Holders. Each Note Holder for him, her, or itself represents and warrants to the Fund as follows:

 8.1 Power, Authority, Valid Agreement, Good Standing. (i) Note Holder has all requisite power and authority to execute, deliver, and perform his, her or its obligations under this Subscription Agreement, the Note and the Intercreditor Security Agreement and to subscribe for and purchase or otherwise acquire the Note; (ii) if Note Holder is an entity, its execution of this Subscription Agreement, the Note and the Intercreditor Security Agreement has been authorized by all necessary corporate or other action on Note Holder's behalf and if Note Holder is an individual, the Note Holder is at least 21 years of age and has the capacity to execute, deliver, and perform this Subscription Agreement, the Note, and the Intercreditor Security Agreement; (iii) this Subscription Agreement, the Note and the Intercreditor Security Agreement are each valid, binding, and enforceable against Note Holder in accordance with their respective terms, and (vi) if Note Holder is an entity, it is validly existing and in good standing under the laws of the state of Note Holder formation or incorporation.

 8.2 Purchase Entirely for Own Account. Note Holder is purchasing the Notes solely for Note Holder's own account for investment and not with a view to or for sale or distribution and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Notes, as the case may be, in any transaction other than a transaction complying with the registration requirements of the Securities Act or pursuant to an exemption therefrom. Note Holder also represents that the entire legal and beneficial interest of the Notes, as the case may be, is being purchased by Note Holder for Note Holder's account and is purchased neither in whole nor in part for any other Person. Note Holder maintains its domicile at the address shown in the signature page to this Agreement and Note Holder is not merely transient or temporarily resident there.

 8.3 Accredited Investor. Note Holder has completed an Investor Suitability Statement (attached hereto) to document Note Holder's status as an Accredited Investor or "Non-Resident Alien."

 Note Holder is an "accredited investor" as defined in Securities and Exchange Commission Rule 501(a) of Regulation D (17 CFR 230.501(a)) for the reason identified in the Investor Suitability Statement. All information provided by Note Holder in connection with his, her or its purchase of the Note, including the Investor Suitability Statement is complete and accurate. Note Holder is aware that the Fund is relying upon the accuracy of that information in issuing the Note to the Note Holder. Note Holder also agrees to submit such additional materials, including without limitation financial statements, as the Fund reasonably requests to further confirm the information contained in this section.

 8.4 Access to Information. Note Holder has had the opportunity to fully investigate the investment the Note Holder is making in the Notes, including, without implied limitation (i) the opportunity to discuss the Fund's business and financial condition, properties, operations, and prospects with the Fund's management and (ii) ask questions of principals of the Manager of the Fund, which questions, if any, were answered to Note Holder's satisfaction. Note Holder represents that he, she, or it has reviewed the Documents prepared by the Fund and has asked such questions as Note Holder may have concerning the Documents and received satisfactory answers to all such questions, if any, and has not relied on any matters outside those described in the Documents in making Note Holder's decision to purchase a Note or Notes. Note Holder also confirms his, her, or its understanding that (i) all projections of future performance by the Fund and representations or forward-looking statements concerning future performance by the Fund contained in the Documents generally, and in the Offering Circular specifically, are based on the Manager's good faith projections or belief, and do not represent commitments or warranties of any particular performance by the Fund, (ii) that no particular performance by the Fund can be assured, and (iii) that all such forward-looking statements must be regarded as highly speculative and uncertain. In making your decision to enter into this Agreement and purchase a Note, you have not relied on any representation, warranty, statement or information other than as set forth in the Offering Circular or Subscription Booklet.

 8.5 Investment Experience; Ability to Sustain Loss. Note Holder has carefully reviewed this Subscription Agreement, the Offering Circular, and the other Documents, is experienced in investments comparable to those of the Fund, is able to fend for her, him, or itself, and has such knowledge and experience in financial or business matters that he, she, or it is capable of evaluating the merits and risks of the investment in the Notes. Note Holder understands the risks associated with purchasing the Notes in particular. Note Holder is able to sustain the loss of Note Holder's entire investment of Principal in the Notes. If Note Holder is a legal entity, then Note Holder has not been organized for the purpose of purchasing or otherwise acquiring the Notes.

 8.6 Understanding of Risks. Note Holder confirms his, her, or its understanding that the Fund and its proposed transactions are subject to all the risks inherent in transactions involving the Fund's business, investment objectives, multiple parties, and lenders. Note Holder has read and reviewed the Documents, including the Offering Circular, with such of Note Holder's attorneys, advisors, and agents as Note Holder has deemed necessary to make an informed decision about the purchase of the Notes.

 8.7 Portfolio Interest Exception. Note Holder acknowledges and understands that although the Representative has attempted to prepare the Notes in a manner that non-U.S. Investors purchasing the Notes will qualify for the portfolio interest exception under U.S. tax law, neither the Fund nor the Representative can guarantee that the Notes will be treated that way by the IRS or other U.S. state taxing authorities. Non-U.S. Investors purchasing Notes must consult with their own legal and tax advisors concerning this issue and must not rely on any representations by the Fund, the Representative, or their respective Affiliates concerning tax treatment of the Notes under U.S. law.

 8.8 No Conflict or Violation. The execution, delivery, and performance of this Subscription Agreement by Note Holder (i) does not require the consent, approval, or authorization of any governmental or regulatory authority, (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to Note Holder, and (iii) does not and will not result in the a breach of any terms, conditions, or provisions of, or constitute a default under any charter, bylaws, trust agreement, partnership agreement, or other governing instrument applicable to the Note Holder or any indenture, mortgage, deed of trust, credit agreement, note, or other evidence of indebtedness, or any lease or other agreement or understanding applicable to the Note Holder.

 8.9 Anti-Money Laundering. Note Holder and each of Note Holder's beneficial owners is not an individual, government, country, or entity: (i) that is listed in the Annex to, or is otherwise subject to the provisions of, United States Executive Order 13224, as issued on September 24, 2001 ("EO 13224") which list is published at http://www.treasury.gov/terrorism.html); (ii) whose name appears on the most current U.S. Office of Foreign Assets Control ("OFAC") list of "Specifically Designated Nationals and Blocked Persons" (which list is published on the OFAC website, http://www.treas.gov/ofac); (iii) who commits, threatens to commit, or supports "terrorism," as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any individual, government, country, or entity listed above (collectively, "Prohibited Persons"). Any funds used by Note Holder to invest in the Fund were not, directly or indirectly, derived from activities that may contravene U.S. federal and/or state laws and regulations, including anti-money laundering laws or that may contravene the anti-money laundering laws of any other jurisdiction. If Note Holder is an entity, Note Holder represents that Note Holder (i) has carried out thorough due diligence to establish the identities of Note Holder's beneficial owners and (ii) holds the evidence of such identities and status and will maintain such information for at least five years from the date of Note Holder's complete withdrawal from the Fund, and (iv) Note Holder will make available such information and any additional information that the Fund may require upon request that is required under applicable regulations. Note Holder acknowledges and agrees that the Manager may be required to verify Note Holder's identity and take other action under applicable anti-money laundering laws and regulations. Note Holder agrees to promptly furnish such information as is necessary for the Manager to comply with these requirements. In the event of delay or failure by Note Holder to produce any information required for verification purposes, the Manager may refuse to accept Note Holder's subscription and funds until proper information has been provided and any funds received will be returned without interest to the account from which the moneys were originally debited.

 8.10 Conflicts of Interest. Note Holder acknowledges and agrees that the Manager and its Affiliates will be subject to various conflicts of interest, many of which are disclosed in the Offering Circular, in carrying out the Manager's responsibilities to the Fund. Note Holder understands and acknowledges that the Manager will be acting as Representative of the Note Holders and that, in the Event of Default, the Representative may determine actions and act on behalf of the Note Holders in the Manager's sole discretion with only limited ability of the Note Holders to direct the Manager to take an action as the Representative. Note Holder acknowledges and agrees that the Fund may engage the Manager or Affiliates of the Manager to perform services for and on behalf of the Fund. Note Holder also understands and acknowledges that the Fund may, in connection with such services, pay to the Manager or such Affiliates brokerage commissions and fees, property management fees, and other compensation. Note Holder also understands and acknowledges that the Manager or such Affiliates may receive commissions or fees from unrelated third parties with whom the Fund is purchasing or selling a real property asset or engaging in another transaction. Note Holder understands and acknowledges that the foregoing, as well as the other transactions and relationships among the Fund, the Manager, and the Manager's Affiliates described in the Offering Circular, may present potential conflicts in interest as between the Fund and the Note Holders on one hand, and the Manager or such Affiliates on the other hand. By subscribing for a Note and executing the Documents, Note Holder waives any such conflicts, whether or not identified in the Offering Circular.

 8.11 No Registration as Investment Adviser. Note Holder acknowledges and understands that neither the Manager nor any of its owners is currently registered with the SEC under the Investment Advisers Act of 1940 (the "Advisers Act") (though the Manager may become an "exempt reporting adviser" with the SEC under the Advisers Act and, in that capacity, would be required to file periodic reports with the SEC). Note Holder will not be afforded the protections provided to clients of registered investment advisers under the Advisers Act. However, the Manager and/or any of its owners may register with the SEC as an investment adviser under the Advisers Act in the future. Note Holder agree that the Manager and the Fund provide in any electronic medium (including via email or website access) any disclosure or document that is required by applicable securities laws to be provided to Note Holder.

 8.12 Privacy Notice. If Note Holder is a natural person, grantor trust or 401(k)/IRA investor, Note Holder acknowledges receipt of the notice included in the Overview to which this Agreement is attached regarding privacy of financial information under Regulation S-P, 17 C.F.R. 248.1 - 248.30 ("Regulation S-P"), adopted by the SEC pursuant to the privacy rules promulgated under Section 504 of the Gramm-Leach-Bliley Act of 1999, and agree that the Units are a financial product that Note Holder has requested and authorized. In accordance with Section 14 of Regulation S-P, Note Holder acknowledges and agrees that the Fund may disclose Note Holder's nonpublic personal information to the other Investors in the Fund, as well as to the Fund's accountants, attorneys and other service providers as necessary to effect, administer and enforce the Fund's and the Members' rights and obligations.

 8.13 Securities Act Matters. As of the date hereof, Note Holder represents and warrants that it has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event ("Disqualifying Event") that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Fund's use of the exemption afforded pursuant to Rule 506 of Regulation D under the Securities Act (the "Rule 506 Exemption"). Note Holder will immediately notify the Manager in writing if it becomes subject to a Disqualifying Event at any time after the date hereof. In the event that Note Holder becomes subject to a Disqualifying Event at any time after the date hereof, Note Holder agrees and covenants to use its best efforts to coordinate with the Manager (i) to provide documentation as requested by the Manager related to any such Disqualifying Event and (ii) to implement a remedy to address the Note Holder's changed circumstances such that the changed circumstances will not affect in any way the Fund's or its Affiliates' ongoing or future reliance on the Rule 506 Exemption. Note Holder acknowledges that, at the discretion of the Manager, such remedies may include, without limitation, the waiver of all or a portion of Note Holder's voting power in the Fund or Note Holder's withdrawal from the Fund through a transfer of the Note Holder's Note. Note Holder also acknowledges that the Manager may periodically request assurance that it has not become subject to a Disqualifying Event at any time after the date hereof, and Note Holder further acknowledges and agrees that the Manager shall understand and deem the failure by Note Holder to respond in writing to such requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 8.13.

 8.14 Accuracy of Information. All of the information provided by Note Holder in response to this Agreement (including in the Investor Suitability Statement) is true, correct, and complete in all respects. Any other information Note Holder has provided to the Manager or the Fund about Note Holder is correct and complete as of the date of this Agreement.

 8.15 FOR NON-U.S. INVESTORS ONLY - Declaration of Ownership. If the Note Holder is a non-U.S. Person, the Note Holder represents and certifies that it does not, directly or indirectly, own 10% or more of the Fund's outstanding Units. The Note Holder agrees to notify the Manager immediately if the Note Holder obtains any Units in the Fund after the date of this Agreement, either directly or through other individuals or entities.

9. Covenants. The following covenants last for so long as each Note Holder holds any Notes:

 9.1 Survival of Representations, Warranties and Covenants; Duty to Inform. All representations and warranties made by Note Holder in Section 8 of this Agreement will survive the execution and delivery of this Agreement and the issue and sale of the Note. All of the representations and information provided by Note Holder in this Subscription Agreement and any additional information which Note Holder has furnished to the Fund with respect to Note Holder's financial position and business experience is accurate and complete as of the date that this Subscription Agreement was executed by Note Holder. If there should be any change in such representations or information prior to the sale of the Note subscribed for herein, Note Holder will immediately furnish accurate and complete information concerning any such material change to the Fund.

 9.2 Reliance. Note Holder acknowledges that Note Holder's representations, warranties, acknowledgments, covenants, and agreements in this Agreement (including in the Investor Suitability Statement) will be relied upon by the Fund in determining Note Holder suitability as a purchaser of the Note.

 9.3 Further Assurances. Note Holder agrees to provide, if requested, any additional information that may be requested or required to determine Note Holder's eligibility to purchase the Note.

 9.4 Compliance with Laws. The Fund will comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, except where contested in good faith and by proper proceedings.

 9.5 Taxes.

  (a) The Fund. The Fund will pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Fund or upon its income or profits or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien upon its property, provided that it shall not be required to pay any such tax assessment, charge, levy, or claim, the payment of which is being contested in good faith and by proper proceedings and in respect of which it is maintaining adequate reserves.

  (b) Note Holder. Note Holder has read the Documents, understands the tax aspects and risks associated with the purchase of the Notes, and agrees that the Note Holder shall be solely and entirely responsible for any and all tax payments, tax obligations, fees, and assessments along with all reporting of Note Holder's tax consequences, as a result of the purchase of, and any income from, the Notes. The Fund shall have no obligation, responsibility, or liability to the Note Holder in connection with the payment or remittance of any taxes or tax filings required to be made by the Note Holder.

10. Restrictions on Transfer of Notes.

 10.1 Restrictions. In addition to any other restrictions on transfer imposed by applicable federal or state securities laws, no Note Holder may transfer any interest in any of the Notes except as provided in this Section 10. Note Holder understands that the Notes may not be offered, sold, transferred, pledged, or otherwise disposed of unless: (i) the Fund files an effective registration statement for the Notes under the Securities Act and applicable state securities laws, or (ii) the written consent of the Fund is given, which consent may be withheld for any reason by the Fund, and the Fund receives an opinion of counsel acceptable to the Fund that registration is not required for such Transfer.

 10.2 Obligations Binding Upon Transferees. Any permitted transferee of Notes or any interest therein will receive and hold such Notes or interests subject to the provisions of this Section 10. Any such transferee shall agree in writing that the transferee shall hold the Notes subject to the provisions of this Section 10 and that no further transfers shall be made except as provided in this Section 10.

 10.3 Purported Transfers in Violation. Any purported transfer of Notes in violation of the provisions of this Section 10 is null and void and shall be of no effect. The purported transferee shall have no interest in any of the Notes purported to be transferred. Each Note Holder agrees that in the event of a purported transfer of Notes in violation of the provisions of this Section 10, the Fund may enforce the provisions of this Section 10 by specific performance or other injunctive relief, in addition to any of the remedies available at law or in equity.

11. Other Matters.

 11.1 Amendments. This Subscription Agreement may be amended or modified only in writing signed by the Note Holder and the Manager of the Fund on behalf of the Fund.

 11.2 Assignment. This Subscription Agreement shall not be assigned by the Note Holder without the prior written consent of the Fund. Any purported assignment of this Subscription Agreement in violation of this Agreement is null and void and shall be of no effect.

 11.3 Counterparts. This Subscription Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one document. Delivery of an executed signature page to this Subscription Agreement and any of the other agreements, Documents, and instruments contemplated hereby, by facsimile transmission shall be as effective as delivery of a manually signed counterpart or thereof.

 11.4 Expenses and Attorneys' Fees. Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery, and performance of this Subscription Agreement. Each party in any suit, action, or appeal filed or held concerning this Subscription Agreement shall be responsible for its own attorneys' fees and shall not be responsible for the attorneys' fees of any other party.

 11.5 Additional Information. Each of the parties shall promptly execute and deliver such additional documents and shall do such acts that are reasonably necessary in connection with the performance of their respective obligations hereunder to carry out the intent of this Subscription Agreement.

 11.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws (except insofar as affected by the securities or "blue sky" laws of the state or similar jurisdiction in which the Offering described herein has been made to Note Holder). The exclusive venue for all disputes arising out of or relating to this Agreement shall be the federal or state courts located in Washington County, Maryland. The Note Holder irrevocably consents to the exercise of personal jurisdiction over Note Holder by such courts for purposes of resolving such disputes.

 11.7 Confidentiality. The Note Holder acknowledges that the information provided to it regarding the Fund is confidential and nonpublic. The Note Holder agrees that all of the information will be kept in confidence and will be neither used to its personal benefit (other than in connection with its subscription for the Notes) nor disclosed to any third party. This obligation does not apply to any such information which (a) is part of public knowledge or is readily accessible as literature at the date of this Subscription Agreement, (b) becomes part of public knowledge or literature and, thus, becomes readily accessible by publication (except as a result of a breach of this provision), or (c) is received from third parties (except third parties who disclose it in violation of any confidentiality agreement they may have with the Fund).

 11.8 Notices. All notices or other communications required or permitted by this Subscription Agreement must be in writing; must be delivered to the Fund and the Manager at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and are considered delivered upon (i) actual receipt if delivered personally, (ii) one day after deposit with a nationally recognized overnight delivery service, (iii) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested or (iv) if sent by facsimile or email, at the time received by the email service or facsimile machine of the receiving party if received before 5:00 p.m. (Recipient's Time) on the business day received, or if received after 5:00 p.m. (Recipient's Time), or if emailed or faxed on a day other than a business day (i.e., a Saturday, Sunday, or legal holiday), such notice shall be deemed delivered on the next following business day.

 To Fund:  DLP POSITIVE FIXED RETURNS FUND LLC
    604 Market Street
    St. Augustine, FL 32095

 To Manager:  DLP POSITIVE FIXED RETURNS FUND LLC
    604 Market Street
    St. Augustine, FL 32095

 11.9 Non-Waiver. A waiver of one or more breaches of any clause of this Subscription Agreement shall not act to waive any other breach, whether of the same or different causes.

 11.10 Severability. Each clause of this Subscription Agreement is severable. If any clause is ruled void or unenforceable, then the balance of this Subscription Agreement shall nonetheless remain in effect.

 11.11 Suitability Statements. The suitability information appearing in the following pages is incorporated by this reference into the Subscription Agreement and is represented and warranted by Note Holder to the Fund to be true, correct, and complete pursuant to Section 8 of this Subscription Agreement.

FOR INDIVIDUALS

INITIAL TO INDICATE IF THE STATEMENT IS TRUE OR FALSE, OR COMPLETE THE STATEMENT, AS APPROPRIATE.
Verification of Status as "Accredited Investor" under Regulation D.

FOR INDIVIDUALS

INITIAL TO INDICATE IF THE STATEMENT IS TRUE OR FALSE, OR COMPLETE THE STATEMENT, AS APPROPRIATE.

Verification of Status as "Accredited Investor" under Regulation D.

    TRUE  FALSE
1.  ____  ____  You are a natural person (individual) whose own net worth, taken together with the net worth of your       spouse, exceeds $1,000,000. Net worth for this purpose means total assets (excluding your primary       residence(1)) in excess of total liabilities.

2.  ____  ____  You are a natural person (individual) who had an individual income in excess of $200,000 in each of       the two previous years, or joint income with your spouse in excess of $300,000 in each of those       years, and who reasonably expects to reach the same income level in the current year.

3.  ____  ____  You are an executive officer of the Fund or a Manager or executive officer of the Manager of the       Fund.

4.  ____  ____  You have such knowledge and experience in financial and business matters that you are capable of       evaluating the merits and risks of investing in the Units.

Disclosure of Foreign Citizenship.

    TRUE  FALSE
1.  ____  ____  You are not a citizen of the United States.

   If the answer to the preceding question is true, specify the country of which you are a citizen:       ______________________

(1) For purposes of this question, "excluding your personal residence" means:

(A) Your primary residence shall not be included as an asset;

(B) Indebtedness that is secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your subscription, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your subscription exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

FOR ENTITIES OTHER THAN INDIVIDUALS

INITIAL TO INDICATE IF THE STATEMENT IS TRUE OR FALSE, OR COMPLETE THE STATEMENT, AS APPROPRIATE.

Verification of Status as "Accredited Investor" under Regulation D.

    TRUE  FALSE
1.  ____  ____  You are (i) a bank, or any savings and loan association or other institution acting in its individual or fiduciary    capacity; (ii) a broker dealer; (iii) an insurance company; (iv) an investment company or a business development    company under the Investment Company Act of 1940; (v) a Small Business Investment Company licensed by the U.S. Small    Business Administration; (vi) an employee benefit plan whose investment decision is being made by a plan fiduciary,    which is either a bank, savings and loan association, insurance company or registered investment adviser, or an    employee benefit plan whose total assets are in excess of $5,000,000 or a self-directed employee benefit plan whose    investment decisions are made solely by persons that are accredited investors; or (vii) a plan established and      maintained by a state of the United States, its political subdivisions, or any agency or instrumentality of a state    of the United States or its political subdivisions, for the benefit of its employees that has total assets in excess    of $5,000,000.

2.  ____  ____  You are a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of    1940.

3.  ____  ____  You are (i) an organization described in Section 501(c)(3) of the Internal Revenue Code, (ii) a corporation, (iii) a    Massachusetts or similar business trust, or (iv) a partnership, in each case not formed for the specific purpose of    acquiring the securities offered and in each case with total assets in excess of $5,000,000.

4.  ____  ____  You are an entity as to which all the equity owners are accredited investors. (If questions 1-3 above and question 5     below have been initialed "false, " then have each equity owner fill out a suitability questionnaire).

5.  ____  ____  You are a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess    of $5,000,000 and whose purchase is directed by a sophisticated person.

    TRUE  FALSE
6.  ____  ____  You (i) were not formed, and (ii) are not being utilized, primarily for the purpose of making an investment in the    Fund (and investment in this Fund does not exceed 40% of the aggregate capital committed to you by your partners,    shareholders or others).

7.  ____  ____  You are, or are acting on behalf of, (i) an employee benefit plan within the meaning of Section 3(3) of ERISA,    whether or not such plan is subject to ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) an    entity which is deemed to hold the assets of any such employee benefit plan pursuant to 29 C.F.R. s. 2510.3-101. For    example, a plan which is maintained by a foreign corporation, governmental entity or church, a Keogh plan covering no    common-law employees and an individual retirement account are employee benefit plans within the meaning of Section 3   (3) of ERISA but generally are not subject to ERISA (collectively, "Non-ERISA Plans"). In general, a foreign or U.S.    entity which is not an operating company and which is not publicly traded or registered as an investment company    under the Investment Company Act and in which 25% or more of the value of any class of equity interests is held by    employee pension or welfare plans (including an entity which is deemed to hold the assets of any such plan), would be    deemed to hold the assets of one or more employee benefit plans pursuant to 29 C.F.R. s. 2510.3-101. However, if only    Non-ERISA Plans were invested in such an entity, the entity generally would not be subject to ERISA. For purposes of    determining whether this 25% threshold has been met or exceeded, the value of any equity interests held by a person    (other than such a plan or entity) who has discretionary authority or control with respect to the assets of the    entity, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or    any affiliates of such person, is disregarded.

8.  ____  ____  You are, or are acting on behalf of, such an employee benefit plan, that is subject to ERISA or a plan described in    Section 4975(e)(1) of the Code, or are an entity deemed to hold the assets of any such plan or plans (i.e., you are    subject to ERISA).

9.  ____  ____  You are a U.S. pension trust or governmental plan qualified under Section 401(a) of the Code or a U.S. tax-exempt    organization qualified under Section 501(c)(3) of the Code.

10. ____  ____  You are acting on behalf of an insurance company general account and any part of the general account represents     interests that may be deemed to be assets of benefit plan investors under applicable law.

Disclosure of Foreign Ownership.

    TRUE  FALSE
1.  ____  ____  You are an entity organized under the laws of a jurisdiction other than those of the United States or any state,    territory or possession of the United States.

2.  ____  ____  You are a corporation of which, in the aggregate, more than one-fourth of the capital stock is owned of record or    voted by foreign citizens, foreign entities, foreign corporations or foreign partnerships.

3.  ____  ____  You are a general or limited partnership of which any general or limited partner is a foreign citizen, foreign    entity, foreign government, foreign corporation or foreign partnership.

4.  ____  ____  You are a representative of, or entity controlled by, any of the entities listed in items 1 through 3 above.

If you answered true to any of questions 1 through 4, what is the percentage of:

 Your aggregate capital commitment that will be contributed directly or indirectly by any person or entity listed in items 1 through 4  above? ___%

 for a pension fund, your non-U.S. beneficiaries? _____%

 for a corporation, your direct and indirect foreign ownership _____%

 for a trust, your foreign beneficial interest? _____%

 for a partnership or limited liability company, your direct and indirect foreign ownership? _____%

SUBSCRIPTION AGREEMENT
SIGNATURE PAGES

 IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement for the acquisition of a Note to be issued by the Fund.

NOTE HOLDER NAME:

________________________________________________________________________________
Print Note Holder's name in full exactly as it should appear on the Note

SUBSCRIPTION TERMS: Please find information from the Note Schedule which is a separate document than the Subscription Booklet.

Note and Term Tiers:   Note Schedule: 20____________ Q___
(Example A1, B3 etc.)

Note Amount: US$ ,000.00

Term: ________________ Months

Note Rate: ______________ % Per Annum, Paid Quarterly

___  Please check if you want interest rolled into Principal rather than paid out.

 FORM OF PAYMENT: The total amount must equal the Principal amount of the Note.

___ Enclosed check for US$ .00.

 Wire Transfer for US$ .00 (Please see wiring instructions)

 FUND ACCEPTANCE OF NOTE HOLDER: The undersigned hereby accepts the foregoing Subscription Agreement for Dream Fund Investments LLC and, subject to delivery of payment and other documents to be delivered by the Note Holder, agrees that the Note Holder shall become a holder of the Notes effective as of the date signed by the Manager below.

* * * * *
(Signatures appear on the following page)

If Subscriber is an individual, sign below and provide the requested information:

_______________________________  ___________________________
Signature    Print Name

_______________________________
Social Security Number

If subscribing jointly, additional individual should sign below:

_______________________________  ___________________________
Signature    Print Name

_______________________________
Social Security Number

Subscriber(s) Information:

Address: ____________________________________________________
  ____________________________________________________

Mailing Address, if different: _____________________________
    _____________________________

Home No.: ___________________  Work No.: ___________________

Mobile No.: _________________  Fax No.: ____________________

Email: ______________________ Addl Email: _________________

FUND ACCEPTANCE OF NOTE HOLDER: The undersigned hereby accepts the foregoing Subscription Agreement for Dream Fund Investments LLC and subject to delivery of payment and other documents to be delivered by the Note Holder, agrees that the Note Holder shall become a holder of the Note(s) subscribed for effective as of the Transfer Date.

Accepted: DREAM FUND INVESTMENTS LLC

  By: Dream Fund Management, LLC, as Manager

  By: ______________________________________

If Subscriber is an entity, an authorized individual signs below:

_____________________________ ______________________________
Print Name of Entity  Type of Entity

_____________________________
Tax Identification Number

_____________________________ ______________________________
Signature   Print Name

_____________________________
Title or Capacity

Entity/Trustee Information:

Address: ____________________________________________________
  ____________________________________________________

Mailing Address, if different: _____________________________
    _____________________________

Home No.: ___________________  Work No.: ___________________

Mobile No.: _________________  Fax No.: ____________________

Email: ______________________ Addl Email: _________________

FUND ACCEPTANCE OF NOTE HOLDER: The undersigned hereby accepts the foregoing Subscription Agreement for Dream Fund Investments LLC and subject to delivery of payment and other documents to be delivered by the Note Holder, agrees that the Note Holder shall become a holder of the Note(s) subscribed for effective as of the Transfer Date.

Accepted: DREAM FUND INVESTMENTS LLC

  By: Dream Fund Management, LLC, as Manager

  By: ______________________________________